     As filed with the Securities and Exchange Commission on January 8, 1997

                                                REGISTRATION NO. 333- ______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               ------------------

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               GALILEO CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                    04-2526583
(State or other jurisdiction               (I.R.S. Employer Identification No.)
      of incorporation)

   GALILEO PARK, P.O. BOX 550, STURBRIDGE, MASSACHUSETTS 01566 (508) 347-9191 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

              JOSEF W. ROKUS, VICE PRESIDENT, CORPORATE DEVELOPMENT
                               Galileo Corporation
                           Galileo Park, P.O. Box 550
                         Sturbridge, Massachusetts 01566
                                 (508) 347-9191
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                         DAVID R. POKROSS, JR., ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

      Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement is declared effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ }______________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
                                                   Proposed          Proposed maximum
 Title of each class of          Amount to be   maximum offering   aggregate offering      Amount of
securities be registered          registered    price per share(1)      price(1)        registration fee
--------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value   269,913 shares    $24.4375           $6,595,998.94        $1,999.00
--------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on January 2, 1997 as reported by the Nasdaq National Market.


PROSPECTUS

                                 269,913 SHARES


                               GALILEO CORPORATION


                                  Common Stock

                                ----------------


     This Prospectus relates to the offer and sale (the "Offering") of 269,913 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of Galileo Corporation ("Galileo" or the "Company"). The Shares may be offered by certain stockholders of the Company identified herein and their pledgees, donees, transferees or other successors in interest (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution."

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company will bear certain expenses (other than fees and expenses of counsel or advisors to the Selling Stockholders) in connection with the registration and sale of the Shares being offered by the Selling Stockholders.

     The Common Stock is quoted on the Nasdaq National Market under the symbol "GAEO." On January __, 1997, the last sale price of the Company's Common Stock was $_____ per share. See "Price Range of Common Stock."

                             ----------------------

            THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                             ----------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                The date of this Prospectus is January __, 1997.

                              AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being deemed qualified in its entirety by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and is also be available for inspection at the regional offices of the Commission located at 7 World Trade Center, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates from the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, certain material filed by the Company should also be available for inspection at the offices of the NASD Reports' Section, 1735 K Street, N.W., Washington, D.C. 20006. Such information can also be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).


                             ----------------------


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 0-11309) filed with the Commission on December 18, 1996.

      (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-11309) filed with the Commission on November 16, 1983, including any amendment or report filed hereafter for the purpose of updating such description.

      All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      The Company will furnish without charge to each person, including beneficial owners, to whom this Prospectus is delivered, on written or oral request, copies of the documents incorporated in this Prospectus by reference, other than exhibits to such documents. Requests should be directed to Corporate Secretary, Galileo Corporation, Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566 (telephone: 508-347-9191).

                                TABLE OF CONTENTS



                                                                           Page
                                                                           ----


The Company.............................................................     4

Risk Factors............................................................     4

Selling Stockholders....................................................     7

Plan of Distribution....................................................    10

Legal Matters...........................................................    10

Experts.................................................................    10

                                   THE COMPANY

     Since its formation in 1973, the Company has been engaged in developing, manufacturing and marketing fiberoptic and electro-optic components which transmit, sense or intensify light or images and a variety of components for office copiers. The Company has four product lines: Office Products, Scientific Detector Products, Remote Sensor Products and Medical Products. The Company's products are sold primarily to original equipment manufacturers ("OEMs") for use in electronic imaging, scientific, analytical, office products and medical applications.

     Galileo was incorporated in Delaware in 1973 as the successor to a business which was founded in 1959 and is located at Galileo Park, Sturbridge, Massachusetts 01566. Its telephone number is (508) 347-9191. The Company's name was changed from Galileo Electro-Optics Corporation to Galileo Corporation in 1996.


                                  RISK FACTORS

     An investment in the shares of Common Stock offered hereby involves a high degree of risk. The following factors, in addition to the other information in this Prospectus, should be carefully considered in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

DEPENDENCE ON ONE CUSTOMER

     The success of the Company is dependent to a significant extent upon retaining Xerox Corporation ("Xerox") as a major customer. The Company's sales to Xerox have been $20,350,000, $17,674,000 and $14,330,000 in fiscal years
1996, 1995 and 1994, respectively, representing 48%, 43% and 40% of the Company's total sales for those fiscal years. Sales to Xerox have consisted primarily of dicorotron glass-coated wire assemblies, which utilize the Company's proprietary technology to generate ions to charge the photoreceptor in office copiers. The Company is currently the sole-source supplier of dicorotrons to Xerox, but there is no long-term commitment by Xerox to purchase these components from the Company and no assurance that Xerox will not develop alternative sources of supply in the future. A significant reduction in the volume of business with or delays in orders from Xerox, including reductions or delays due to market, economic or competitive conditions in the industry, could have a material adverse effect on the Company's business, financial condition and results of operations.

HISTORICAL LOSSES

     Although the Company has had net income in each of its last two fiscal years, the Company had net losses of approximately $743,000, $10,212,000 and $1,452,000 in fiscal years 1992, 1993 and 1994, respectively. There can be no assurance that the Company will have net income in future periods.

TECHNOLOGICAL CHANGE AND NEW PRODUCT DEVELOPMENT

      The market for the Company's products is characterized by rapidly changing technology. The Company's future success will continue to depend upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and evolving industry standards, respond to changes in customer requirements and achieve market acceptance. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on the Company's business, financial condition and results of operations. In order to develop new products successfully, the Company is dependent upon close relationships with its customers and their willingness to share proprietary information about their requirements and participate in collaborative efforts with the Company. There can be no assurance that the Company's customers will continue to provide it with timely access to such information or that the Company will be successful in developing and marketing new products and services or product and service enhancements in a timely manner and respond effectively to technological changes or new product announcements by others. In addition, there can be no assurance that the new products and services or product and service enhancements, if any, developed by the Company will achieve market acceptance.

ACHIEVEMENT OF STRATEGIC PLAN

      As part of its strategic plan, the Company is seeking to grow through acquisitions. The Company regularly reviews various acquisition prospects of businesses, technologies or products complementary to the Company's business and periodically engages in discussions regarding such possible acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired companies, the ability to manage effectively geographically remote units, the diversion of management's attention from other business concerns, risks of entering markets in which the Company has limited or no direct experience and the potential loss of key employees of the acquired companies. In addition, acquisitions may result in dilutive issuances of equity securities, the incurrance of debt, reduction in existing cash balances, amortization expenses related to goodwill and other intangible assets and other charges to operations that may materially adversely affect the Company's business, financial condition and results of operations. Although management expects to carefully analyze any such opportunity before committing the Company's resources, there can be no assurance that the Company will be successful in making acquisitions, that the prices and terms of any acquisitions will be favorable to the Company, that any completed acquisition will result in long-term benefits to the Company or that the Company's management will be able to manage effectively the resulting businesses.

COMPETITION

      The Company's competitive position depends primarily on the technological development of its products, as well as on service, quality and price. Some of the Company's competitors are major corporations, or divisions of major corporations, which have greater financial, technological and personnel resources than the Company and may represent significant competition for the Company. Such companies may succeed in developing technologies and products that are more effective or less costly than any of those that may be developed by the Company, and such companies may be more successful than the Company in developing, manufacturing and marketing products. There can be no assurance that the Company will be able to compete successfully in the future or that developments by others will not render the Company's products obsolete or non-competitive or that the Company's customers will not choose to use competing technologies or products. Further, the entry of new competitors into the markets for the Company's products could cause downward pressure on the prices of such products and a material adverse effect on the Company's business, financial condition and results of operations.


DEPENDENCE ON PROPRIETARY TECHNOLOGY

      Although the Company does not believe that its success is dependent upon the protection offered by patents, the Company possesses many patents which relate to its technology. There can be no assurance that the steps taken by the Company to protect its proprietary technology will be adequate to prevent misappropriation of its technology by third parties or will be adequate under the laws of some foreign countries, which may not protect the Company's proprietary rights to the same extent as do laws of the United States. In addition, there remains the possibility that others will "reverse engineer" the Company's products in order to determine their method of operation and introduce competing products or that others will develop competing technology independently. Any such adverse circumstances could have a material adverse effect on the Company's business, financial condition and results of operations. Further, some of the markets in which the Company competes are characterized by the existence of a large number of patents and frequent litigation for financial gain that is based on patents with broad, and often questionable, application. As the number of its products increases, the markets in which its products are sold expands, and the functionality of those products grows and overlaps with products offered by competitors, the Company believes that it may become increasingly subject to infringement claims. Although the Company does not believe any of its products or proprietary rights infringe the rights of third parties, there can be no assurance that infringement claims will not be asserted against the Company in the future or that any such claims will not require the Company to enter into royalty arrangements or result in costly litigation.

      The Company also relies upon trade secrets, technical know-how and continuing technological innovation to develop and maintain its competitive position. The Company typically requires its employees, consultants and advisors to execute confidentiality and assignment of inventions agreements in connection with their employment, consulting or advisory relationships with the Company. There can be no assurance, however, that these agreements will not be breached or that the Company will have adequate remedies for any breach. Furthermore, there can be no assurance that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's proprietary technology, or that the Company can meaningfully protect its rights in unpatented proprietary technology. Several of the Company's management and scientific personnel were formerly associated with competitive companies. In some cases, these individuals are conducting research in similar areas with which they were involved prior to joining the Company. As a result, the Company, as well as these individuals, could be subject to claims of violation of trade secrets and similar claims.

      The Company intends to vigorously protect and defend its intellectual property. Costly and time-consuming litigation brought by the Company may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company, or to determine the enforceability, scope and validity of the proprietary rights of others.

POTENTIAL PRODUCT LIABILITY EXPOSURE AND INSURANCE

      The Company's products, particularly its medical products, may expose the Company to product liability claims, and there can be no assurance that the Company will not experience material product liability losses in the future. The Company currently has product liability insurance coverage for the commercial sale of its products. However, a successful claim brought against the Company in excess of available insurance coverage, or a claim or product recall that results in significant adverse publicity against the Company, may have a material adverse effect on the Company's business, financial condition and results of operations.

ABSENCE OF DIVIDENDS

      The Company has never declared or paid cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future.

                              SELLING STOCKHOLDERS

      The Shares being offered hereby were acquired by the persons listed in the table below in connection with the acquisition of Leisegang Medical, Inc. by Galileo in August 1996. The table below sets forth the number of Shares held as of November 30, 1996 by non-affiliates of the Company. None of the Selling
Stockholders listed below are officers or directors of the Company. All of the Shares are being registered for resale pursuant to a Registration Statement on Form S-3, of which this Prospectus is a part. Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

                                  Shares Owned Prior                             Shares Owned After
                                    to Offering (1)                                  Offering (1)
                                  ------------------       Number of Shares      ------------------
Selling Stockholder               Number     Percent        Being Offered        Number     Percent
-------------------               ------     -------        -------------        ------     -------

W. Kip Speyer (2)                 102,906       *             102,906               0          --
10361 Parkstone Way
Boca Raton, FL 33498

Georg Hugo Fritz Leisegang         45,001       *              45,001               0          --
Oldenburgalle 1
14052 Berlin
Germany

Peter Leisegang                    45,021       *              45,021               0          --
Leibnizstr. 32
1062 Berlin
Germany

Harold Kwart                       38,589       *              38,589               0          --
18850 N.E. 20th Court
Miami, FL 33179

Lutz Leisegang                     12,863       *              12,863               0          --
Im Singelsen 24
D 45770 Marl
Germany

Roni Laskin                        12,863       *              12,863               0          --
2945 Medinah
Ft. Lauderdale, FL 33332

Frank Reel                          1,350       *               1,350               0          --
7565 Heard Road
Cumming, GA 30131

Richard MacDonald Fox               1,286       *               1,286               0          --
377 Hickory Street
Washington Township, NJ 07675

John F. Sackler                     1,286       *               1,286               0          --
3388 N.W. 47th Avenue
Coconut Creek, FL 33063

Daniel M. Cartwright                1,257       *                 257           1,000           *
65695 Highway 20 West
Bend, OR 97708




Tom Haugen                          1,093       *               1,093               0          --
1285 Bristol Lane
Buffalo Grove, IL 60089

John Fenter                         1,054       *               1,054               0          --
9743 Amberley Drive
Dallas, TX 75243

Sam G. Palermo                        900       *                 900               0          --
588 Brambles Way
Orange, CA 92869

Bruce Edward Sizing                   771       *                 771               0          --
247 Mosley Drive
Syracuse, NY 13206

Darin J. DaSacco                      643       *                 643               0          --
2500 N.E. 48 Lane
Ft. Lauderdale, FL 33308

Ann E. Kwart                          643       *                 643               0         --
629 N.E. 15 Avenue
Fort Lauderdale, FL 33304

Timothy J. Hallagan                   643       *                 643               0          --
33231 Heartwood Avenue
Avon, OH 44011

John William Rice                     643       *                 643               0          --
216 Melody Lane
Bristol, TN 37620

James E. Crowner                      540       *                 540               0          --
600 S.W. Kenyon Street
Apt. N-202
Seattle, WA 98106

Randall L. Sulhoff                    514       *                 514               0          --
10838 Old Mill Road
Omaha, NE 68154

Helmut Haumann                        385       *                 385               0          --
4117 Lake Conway Woods Blvd.
Orlando, FL 32812

Ray Jahn                              385       *                 385               0         --
c/o Charles H. Lichtman, Esq.
Coston, Lichtman & Joblove
8211 West Broward Boulevard
Suite 310
Plantation, FL 33324




Alton B. Sherman                      257       *                 257               0          --
314 Bay Lane
Centerville, MA 02632

--------------------


*    Indicates less than 1%.

(1) Each of the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by him or her.

(2) W. Kip Speyer is the President of Leisegang Medical Inc., a wholly-owned subsidiary of the Company.


                              PLAN OF DISTRIBUTION

      The Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3, of which this Prospectus is a part, with respect to the resale of the Shares from time to time on the Nasdaq National Market or in privately-negotiated transactions.

      The Company has been advised that the Selling Stockholders may sell the Shares from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      The Selling Stockholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      The Selling Stockholders may also sell Shares from time to time in accordance with Rule 144 under the Securities Act.


                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts.


                                     EXPERTS

      The consolidated financial statements of Galileo Corporation appearing in Galileo Corporation's Annual Report (Form 10-K) for the year ended September 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 14.  Other Expenses of Issuance and Distribution.
------------------------------------------------------

      The following expenses incurring in connection with the sale of the securities being registered will be borne by the Company. Other than the registration fee, the amounts stated below are estimates.

      Registration Fee.......................................... $ 1,999
      Legal Fees and Expenses...................................   8,000
      Accounting Fees and Expenses..............................   5,000
      Other.....................................................     101
                                                                 -------
            TOTAL............................................... $15,100
                                                                 =======

      The Selling Stockholders will bear the expense of their own legal counsel and miscellaneous fees and expenses, if any.

Item 15. Indemnification of Directors and Officers
--------------------------------------------------

      Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

      Article NINTH of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by law indemnify its officers, directors, employees and agents. Article NINTH also provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

      Article IX, Section 1 of the Registrant's Amended and Restated By-Laws provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person whom he or she is the legal representative, is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent, another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans. The indemnification provided for in Article IX is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise.

      Article IX, Section 4 of the Registrant's Amended and Restated By-Laws provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Registrant currently maintains insurance for directors and officers.

      The Registrant has entered into indemnification agreements with each director who is not an officer of the Registrant providing for indemnification by the Registrant for liabilities and expenses incurred by reason of service to or at the request of the Registrant in connection with any threatened or pending legal proceeding. The indemnification agreements, among other things, provide procedures and remedies applicable to the determination of the right to indemnification, particularly in the event of a change in control of the Registrant.

      The Registration Rights Agreement dated as of August 6, 1996 between the Registrant and the Selling Stockholders provides for indemnification of the Registrant and its directors, officers and certain control persons by the Selling Stockholders against certain liabilities under the Securities Act of 1933, as amended, or otherwise.

Item 15. Exemption from Registration Claimed.
---------------------------------------------

      Not applicable.

Item 16. Exhibits.
------------------

    Exhibit Number                      Description
    --------------                      -----------

         4.1 Restated Certificate of Incorporation of the Registrant and amendment thereto. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

         4.2         Amended and Restated By-laws of the Registrant. Filed as
                     Exhibit 4.2 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

         4.3         Specimen Certificate of the Registrant's Common Stock.
                     Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2. (File No. 33-13752) and incorporated herein by reference.

         5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

        23.1         Consent of Ernst & Young LLP, independent auditors.
                     Filed herewith.

        23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto).

        24.1 Power of Attorney (set forth on the signature page to this Registration Statement).



Item 17. Undertakings.
----------------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturbridge, State of Massachusetts, on this 8th day of January, 1997.


                                     GALILEO CORPORATION


                                     By: /s/ William T. Hanley
                                         -------------------------------------
                                         William T. Hanley
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY


      We, the undersigned officers and directors of Galileo Corporation hereby severally constitute and appoint Josef W. Rokus and David R. Pokross, Jr., and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


      SIGNATURE              TITLE                              DATE
      ---------              -----                              ----


/s/ William T. Hanley        President and Chief Executive      January 8, 1997
------------------------     Officer (Principal Executive
William T. Hanley            Officer)


/s/ Gregory Riedel           Vice President, Finance            January 8, 1997
------------------------     (Principal Financial and
Gregory Riedel               Accounting Officer)


/s/ William T. Burgin        Director                           January 8, 1997
------------------------
William T. Burgin

      SIGNATURE              TITLE                              DATE
      ---------              -----                              ----


/s/ Allen E. Busching        Director                           January 8, 1997
------------------------
Allen E. Busching


/s/ Kenneth W. Draeger       Director                           January 8, 1997
------------------------
Kenneth W. Draeger


/s/ Robert D. Happ           Director                           January 8, 1997
------------------------
Robert D. Happ

                                  EXHIBIT INDEX
                                  -------------



 Exhibit Number                     Description
 --------------                     -----------


       4.1 Restated Certificate of Incorporation of the Registrant and amendment thereto. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

       4.2        Amended and Restated By-laws of the Registrant.  Filed as
                  Exhibit 4.2 to the Registrant's Registration Statement on Form S-2 and incorporated herein by reference.

       4.3        Specimen Certificate of the Registrant's Common Stock.
                  Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-2 (File No. 33-13752) and incorporated herein by reference.

       5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

      23.1        Consent of Ernst & Young LLP, independent auditors.
                  Filed herewith.

      23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1 hereto).

      24.1 Power of Attorney (set forth on the signature page to this Registration Statement).








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